UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 24, 2018

(Date of earliest event reported)

BIOPHARMX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37411	59-3843182
(Commission File Number)	(IRS Employer Identification No.)

1505 Adams Drive, Suite D Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 889-5020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

(a)

On September 24, 2018, BioPharmX Corporation (“Company”) received a notice from the NYSE American LLC (“NYSE American”) that the Company is not in compliance with the stockholders’ equity requirements set forth in Sections 1003(a)(i)-(iii) of the NYSE American Company Guide. The Company reported stockholders’ equity of $4.3 million as of July 31, 2018 and net losses in its five most recent fiscal years ended January 31, 2018.  The continued listing standards are as follows:

•                  Stockholders’ equity of $2.0 million or more if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years (Section 1003(a)(i));

•                  Stockholders’ equity of $4.0 million or more if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years (Section 1003(a)(ii)); and

•                  Stockholders’ equity of $6.0 million or more if it has reported losses from continuing operations and/or net losses in its five most recent fiscal years (Section 1003(a)(iii)).

The Company expects to submit a plan to NYSE American by October 24, 2018 advising how the Company plans to regain compliance with the continued listing standards by September 24, 2019. If the Company’s plan is not accepted, delisting procedures may commence. If the plan is accepted, the Company will be subject to periodic reviews and continued compliance with the plan. If the Company is not in compliance with the continued listing standards as of September 24, 2019, or does not make progress consistent with the plan, NYSE American may initiate delisting procedures.

The Company’s common stock will continue to be listed and traded on NYSE American during the cure period, subject to the Company’s compliance with NYSE American’s other applicable continued listing standards. The Company’s stock symbol “BPMX” will be assigned a “.BC” indicator by NYSE American to signify that the Company currently is not in compliance with NYSE American’s continued listing standards. In the event the Company fails to regain compliance in accordance with Section 1009 of the NYSE American Company Guide during the cure period, the Company’s common stock will be subject to NYSE American’s suspension and delisting procedures.

A press release regarding this matter was issued by us on September 28, 2018, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On September 26, 2018, Greg Kitchener, Executive Vice President and Chief Financial Officer of the Company, notified the Company of his decision to resign from all positions with the Company, effective October 10, 2018. The Company is in the process of reviewing its management team requirements and expects to have a plan formulated in the near future.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibit No.	Description

99.1	Press release issued by BioPharmX Corporation, dated September 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHARMX CORPORATION

Date: September 28, 2018	By:	/s/ David Tierney
		Name:	David Tierney
		Title:	Chief Executive Officer